SUB-ITEM 77I
                              MFS SERIES TRUST II

MFS Emerging Growth Fund, a series of MFS Series Trust II, established new classes of shares, class 529A, 529B, and 529C, as described in the prospectus supplement contained in Post-Effective Amendment No. 32 to the Registration Statement (File Nos. 33-7637 and 811-4775), as filed with the Securities and Exchange Commission via EDGAR on July 30, 2002. Such description is incorporated herein by reference.

MFS Emerging Growth Fund, a series of MFS Series Trust II, established a new class of shares, class R, as described in the prospectus supplement contained in Post-Effective Amendment No. 33 to the Registration Statement (File Nos. 33-7637 and 811-4775), as filed with the Securities and Exchange Commission via EDGAR on December 23, 2002. Such description is incorporated herein by reference.